UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2005

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On June 10, 2005, Wade Meyercord resigned as a member of Magma’s Board of Directors. Mr. Meyercord had served on the Board of Directors since January 2004. Mr. Meyercord’s resignation was not due to any disagreement with Magma known to an executive officer of Magma on any matter relating to Magma’s operations, policies or practices.

(d) The Board of Directors of Magma Design Automation, Inc. (“Magma”), appointed Susumu Kohyama as a member of Magma’s Board of Directors, effective upon his acceptance of that appointment on June 10, 2005. Dr. Kohyama has not yet been appointed to any committees of the Board of Directors. There is no arrangement between Dr. Kohyama and any other person pursuant to which he was selected as a director. In connection with his appointment, Dr. Kohyama will be entitled to Magma’s standard director compensation arrangements, as described in exhibit 99.1 to this report.

Dr. Kohyama is currently President and Chief Executive Officer of Toshiba Ceramics Co., Ltd. and has held this position since June 2004. Prior to his current position, Dr. Kohyama held various senior executive positions within Toshiba Corporation. There is no family relationship between Dr. Kohyama and any other Magma executive officer or director.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Summary of standard director compensation arrangements for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: June 10, 2005	By:	/s/ Pete Teshima
Pete Teshima
Vice President- Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of standard director compensation arrangements for non-employee directors.